        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1998
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-8

                           REGISTRATION STATEMENT UNDER THE
                                SECURITIES ACT OF 1933

                       ----------------------------------------

                             PENTEGRA DENTAL GROUP, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                DELAWARE                               76-0545043
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)            IDENTIFICATION NUMBER)

       PENTEGRA DENTAL GROUP, INC.
    2999 NORTH 44TH STREET, SUITE 650
            PHOENIX, ARIZONA                              85018
     (ADDRESS OF PRINCIPAL EXECUTIVE                   (ZIP CODE)
                OFFICES)

                       ----------------------------------------

                             PENTEGRA DENTAL GROUP, INC.
                             1997 STOCK COMPENSATION PLAN
                               (FULL TITLE OF THE PLAN)

                       ----------------------------------------

                                   GARY S. GLATTER
                             PENTEGRA DENTAL GROUP, INC.
                          2999 NORTH 44TH STREET,  SUITE 650
                               PHOENIX , ARIZONA 85018
                                    (602) 952-1200
                   (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE
                  NUMBER, INCLUDING AREA CODE, OF AGENT OF SERVICE)

                       ----------------------------------------

                                       COPY TO:
                                   RICHARD S. ROTH
                                JACKSON WALKER L.L.P.
                              1100 LOUISIANA, SUITE 4200
                                HOUSTON, TEXAS  77002


                           CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
   Title of
  Securities                          Proposed Maximum       Proposed Maximum
     to be           Amount to be      Offering Price       Aggregate Offering        Amount of
  Registered          Registered        Per Share(1)            Price(1)           Registration Fee
---------------------------------------------------------------------------------------------------
 Common Stock
 $.001 par value   2,000,000 Shares       $8.29                $16,580,000             $4,892

---------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by the American Stock Exchange on June 3, 1998.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Company, are incorporated herein by reference and made a part hereof:

     (i) Prospectus, dated March 24 1998, filed with the Commission on March 25, 1998 pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

     (ii) Registration Statement on Form 8-A/A (No. 001-13725), effective as of March 24, 1998; and

     (iii)     Quarterly Report on Form 10-Q for the quarter ended March 31,
               1998.

     All documents filed with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE GENERAL CORPORATION LAW

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145.
Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

     Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

RESTATED CERTIFICATE OF INCORPORATION

     The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided for in Section 174 of the DGCL. If the DCGL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DCGL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

BYLAWS

     The Bylaws of the Company provide that the Company will indemnify any director or officer of the Company to the full extent permitted by applicable law, and may, if and to the extent authorized by the Board of Directors, so indemnify such other persons whom it has the power to indemnify against any liability, reasonable expense or other matter whatsoever.

INSURANCE

     The Company maintains liability insurance for the benefit of its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, as amended, and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.


Exhibit
No.                 Description of Exhibit
--------            ----------------------
  4.1     Restated Certificate of Incorporation of Pentegra Dental Group, Inc.
          (incorporated herein by reference to Exhibit 3.1 of the Company's
          Registration Statement on Form S-1 (File No. 333-37633), filed with the Commission on October 10, 1997 (the "Company's Form S-1").

  4.2 Bylaws of Pentegra Dental Group, Inc. (incorporated herein by reference to Exhibit 3.2 of the Company's Form S-1).

                                      5

  4.3 Form of certificate evidencing ownership of the Common Stock of Pentegra Dental Group, Inc. (incorporated herein by reference to
          Exhibit 4.1 of the Company's Form S-1).

  4.4 Form of Registration Rights Agreement for the dentist-owners of the founding affiliated dental practices of the Company (incorporated herein by reference to Exhibit 4.2 of the Company's Form S-1, as filed with the Commission on December 11, 1997 in Amendment No. 1 to the
          Company's Form S-1).

  4.5     Registration Rights Agreement, dated September 30, 1997, between
          Pentegra Dental Group, Inc. and the stockholders named therein
          (incorporated herein by reference to Exhibit 4.3 of the Company's
          Form S-1).

  5.1     Opinion of Jackson Walker L.L.P.

 23.1     Consent of Coopers & Lybrand L.L.P.

 23.2     Consent of Jackson Walker L.L.P. (contained in Exhibit 5.1)

 24.1 Power of Attorney (contained on the signature page of this Registration Statement).

   99 Pentegra Dental Group, Inc. 1997 Stock Compensation Plan (incorporated herein by reference to Exhibit 10.1 of the Company's Form S-1).


ITEM   9. UNDERTAKINGS.

     (a)  RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) SUBSEQUENT EXCHANGE ACT DOCUMENTS. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the

Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

     Each person whose signature appears below authorizes Gary S. Glatter to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.


                                    SIGNATURE PAGE


     Pursuant to the requirements of the Securities Act of 1933, as amended, Pentegra Dental Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona , on June 4, 1998.

                              PENTEGRA DENTAL GROUP, INC.


                              By:  /s/ Gary S. Glatter
                                   ----------------------------------------
                                   Gary S. Glatter
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 3, 1998.


           SIGNATURES                          TITLE
           ----------                          -----
                                    President, Chief Executive
 /s/ Gary S. Glatter                   Officer, and Director
----------------------------
 Gary S. Glatter

                                      Senior Vice President,
                                      Chief Financial Officer
 /s/ Sam H. Carr                           and Director
----------------------------
 Sam H. Carr



                                       8

           SIGNATURES                          TITLE
           ----------                          -----

 /s/ Omer K. Reed                          Chairman of the Board
---------------------------------
 Omer K. Reed, D.D.S.


 /s/ Ronnie L. Andress, D.D.S.             Director
---------------------------------
 Ronnie L. Andress, D.D.S.


 /s/ J. Michael Casas                      Director
---------------------------------
 J. Michael Casas


 /s/ James H. Clarke, Jr., D.D.S           Director
---------------------------------
 James H. Clarke, Jr., D.D.S.


 /s/ Ronald E. Geistfeld,  D.D.S.          Director
---------------------------------
 Ronald E. Geistfeld, D.D.S.


 /s/ Mack E. Greder, D.D.S.                Director
---------------------------------
 Mack E. Greder, D.D.S.


 /s/ Roger Allen Kay, D.D.S.               Director
---------------------------------
 Roger Allen Kay, D.D.S.


 /s/ Gerald F. Mahoney                     Director
---------------------------------
 Gerald F. Mahoney


 /s/ Anthony P. Maris                      Director
---------------------------------
 Anthony P. Maris


 /s/ George M. Siegel                      Director
---------------------------------
 George M. Siegel


 /s/ Ronald M. Yaros, D.D.S.               Director
---------------------------------
 Ronald M. Yaros, D.D.S.


                                  INDEX TO EXHIBITS

Exhibit
No.                 Description of Exhibit
-------             ----------------------
  4.1     Restated Certificate of Incorporation of Pentegra Dental Group, Inc.
          (incorporated herein by reference to Exhibit 3.1 of the Company's
          Registration Statement on Form S-1 (File No. 333-37633), filed with the Commission on October 10, 1997 (the "Company's Form S-1").

  4.2 Bylaws of Pentegra Dental Group, Inc. (incorporated herein by reference to Exhibit 3.2 of the Company's Form S-1).

  4.3 Form of certificate evidencing ownership of the Common Stock of Pentegra Dental Group, Inc. (incorporated herein by reference to
          Exhibit 4.1 of the Company's Form S-1).

  4.4 Form of Registration Rights Agreement for the dentist-owners of the founding affiliated dental practices of the Company (incorporated herein by reference to Exhibit 4.2 of the Company's Form S-1, as filed with the Commission on December 11, 1997 in Amendment No. 1 to the
          Company's Form S-1).

  4.5     Registration Rights Agreement, dated September 30, 1997, between
          Pentegra Dental Group, Inc. and the stockholders named therein
          (incorporated herein by reference to Exhibit 4.3 of the Company's
          Form S-1).

  5.1     Opinion of Jackson Walker L.L.P.

 23.1     Consent of Coopers & Lybrand L.L.P.

 23.2     Consent of Jackson Walker L.L.P. (contained in Exhibit 5.1)

 24.1 Power of Attorney (contained on the signature page of this Registration Statement).

   99 Pentegra Dental Group, Inc. 1997 Stock Compensation Plan (incorporated herein by reference to Exhibit 10.1 of the Company's Form S-1).

                                      10